UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2008
VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1 Press Release dated July 21, 2008.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 15, 2008, Andrew P. Goldfarb, a Class I director of Virtusa Corporation (the “Company”), notified the Company of his intention not to stand for re-election to the Company’s Board of Directors. Mr. Goldfarb will remain a director of the Company until the expiration of his term at this year’s annual meeting of stockholders. In connection with Mr. Goldfarb’s departure, the Board of Directors of the Company has approved a decrease in the number of directors constituting the Board from [eight] members to [seven], to be effective as of this year’s annual meeting of stockholders. Mr. Goldfarb’s departure did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 7.01.   Regulation FD Disclosure.
     On July 21, 2008, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Current Report on
Form 8-K.
     The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01.   Financial Statements and Exhibits
(d)    Exhibits
          The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:
             99.1     Press Release issued by Virtusa Corporation on July 21, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation
Date: July 21, 2008	By:	/s/ Thomas R. Holler
Thomas R. Holler
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Virtusa Corporation on July 21, 2008